EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT sets forth the agreement reached the 5th day of December, 1997, by and between DOUGLAS A. FISHER (hereinafter referred to as "Employee") and AgriBioTech, Inc., a Nevada Corporation (hereinafter referred to as "Corporation").

                                   WITNESSETH

     WHEREAS, the Corporation desires to employ the Employee; and

     WHEREAS,   the  Employee   desires  to  accept  such  employment  with  the
Corporation; and

     WHEREAS, the Employee and the Corporation desire to set forth their employment relationship in a written agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. The Corporation hereby offers to employ the Employee upon the terms and conditions hereinafter set forth and the Employee accepts such offer and agrees to abide by the terms and conditions hereof, and the terms and conditions of the Corporation's and its affiliated corporations' Articles of Incorporation, Bylaws and Employee Manual except as otherwise set forth herein. The Employee shall be considered a Regular Employee from the effective date of employment, i.e., not a Probationary Employee.

     1.02 DUTIES. Employee's title shall be Vice President, General Counsel, Director of Business Services. Employee shall report directly to the President of the Corporation. Employee shall perform all services reasonably required by the Corporation in furtherance of the Corporation's business purposes as determined, from time to time, by the Board of Directors of the Corporation. The Employee will work only for AgriBioTech, Inc. and its subsidiaries, as may be needed, except as may be mutually agreed by Employee and Corporation. In addition and as part of his duties hereunder, the Employee shall, if elected to such position, serve as a director of the Corporation.

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

ARTICLE 2.00 - TERM AND TERMINATION

     2.01 TERM. The Corporation agrees to employ the Employee commencing on February 1, 1998 and continuing for at least four years from the date of employment unless terminated pursuant to 2.02 below. Duties of Employee shall include direct responsibility for operational business services of the Company including but not limited to; contract and policy development, management legal counseling and other legal services, risk management, regulatory compliance, government relations, benefit administration, and other personnel services.

     2.02 TERMINATION. The Corporation may, by giving zero (0) days notice to the Employee, terminate this Agreement with cause. Notwithstanding the above, this Agreement shall terminate immediately upon the death of the Employee, and shall terminate upon ten (10) working days notice by the Corporation if, in the opinion of the Corporation, Employee becomes unable for a period of three (3) months to perform services required pursuant to this Agreement because of illness or injury. Any decision to terminate this Agreement by the Corporation shall not be voted upon by the Employee in any capacity whatsoever. In no event shall termination of this Agreement relieve the parties hereto of any rights or obligations which survive the termination of this Agreement as set forth herein. In the event of Employee's death, Employee's heirs may exercise vested options within one year as specified in the option agreement.

     Termination as a result of management change: It is understood and agreed that current Chief Executive Officer, other senior management and founding owners, i.e., Johnny R. Thomas, John C. Francis and Scott J. Loomis desire Employee to become an integral part of the core management team. As such, Employee is to diligently utilize his talents, experience and expertise to achieve Corporation's mission statement and objectives. It is understood that both the Corporation and Employee are making at least a four year commitment. In the event there is a change in Chief Executive Officer of the Corporation and at any time thereafter (i) the Employee is terminated or (ii) in the sole determination of the Employee, there is a significant change in the duties, responsibilities, or compensation of the Employee, then Employee shall immediately be vested in full on all stock options referenced in Section 3.02 and shall be entitled to receive a payment equal to (a) his full Compensation as set forth in Section 3.01 for two (2) years from the date of such termination or determination, less $1, and (b) other employee benefits (excluding long term disability and life insurance for two (2) years from the date of such termination or determination. In addition to the foregoing, for a period of one
(1) year following any such change of the Chief Executive Officer, Employee shall have the option of terminating this Agreement without justification and, in such event, will be entitled to (i) immediately be vested in the stock options referenced in Section 3.02 which would otherwise become vested on the next anniversary of employment following such termination and (ii) receive his full Compensation as set forth in Section 3.01 and other employee benefits for one (1) year following such termination.

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

     In the event Corporation desires to terminate this Agreement without cause, Employee will be entitled to (i) immediately be vested in the stock options referenced in Section 3.02 which would otherwise become vested on the next anniversary of employment following such termination and (ii) receive his full Compensation as set forth in Section 3.01 and other employee benefits (excluding long term disability and life insurance) for one (1) year following such termination.

     In the event Employee desires to terminate this agreement for any reason or in the event Employee, Chief Operating Officer and/or Corporation's Board of Directors determine that the duties of Vice President, General Counsel, Director of Business Services, cannot be performed satisfactorily from two geographic offices (Palatine, IL and Las Vegas, NV), Employee shall agree to locate at the location deemed "most effective" by the Senior Management Team, or cooperate in selecting a successor and developing an effective transition. Employee shall agree to give Corporation a minimum of nine (9) months notice and to assist Corporation in all reasonable respects in finding a successor to the Employee's duties and responsibilities and in the transition process. In the event Employee gives notice of intent to terminate this Agreement, then Employee will be entitled to (I) receive his full Compensation as set forth in Section 3.01 and other employee benefits for one (1) year and (ii) to become vested in the stock options referenced in section 3.02, which would otherwise become vested during the 12 months following such notice. In the event Employee decides not to move to one location, then Employee will be entitled to (I) receive his full Compensation as set forth in Section 3.01 and other benefits for one (1) year from the date Employee was given "relocation notice" and (ii) to become vested in the stock options, referenced in Section 3.02, which would otherwise become vested on the next anniversary of employment following the end of the nine (9) month transition process. Specifically, in either of the preceding cases the "one (1) year of Compensation" includes the nine (9) month transition period.


ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. The Corporation covenants and agrees to pay Employee, as consideration for his services, Compensation as set forth in this Article 3.00 Compensation shall include an annualized salary of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) ("Salary"). Employee shall be entitled to an annual increase in the above described Salary beginning July 1, 1998. Such increase will be determined by the Compensation committee. The salary will be payable in equal bi-weekly installments, less payroll deductions for income tax, FICA, withholding and any other deductions as authorized by the Employee.

     3.02 STOCK OPTIONS. Employee shall be granted options to purchase the 150,000 shares of Corporation's common stock. Ownership in said options shall vest on the following schedule; subject to Employee continuing employment with Corporation on the vesting date:

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     A)   30,000 vest at signing of Agreement,  exercisable  for five years from vesting date at a purchase price of $11.50/share,
     B) 30,000 vest on the first anniversary of employment, exercisable for five years from vesting at $11.50 per share,
     C) 30,000 vest on the second anniversary of employment, exercisable at $11.50 per share through June 30, 2004,
     D) 30,000 vest on the third anniversary of employment, exercisable at $11.50 per share through June 30, 2004,
     E) 30,000 vest on the fourth anniversary of employment, exercisable at $11.50 per share through June 30, 2004.

     3.03 BONUS. For the purpose of causing Employee's compensation to equal the reasonable value of his services to the Corporation and to reflect any outstanding contribution to Corporation by Employee, the Corporation may pay Employee, in addition to the Salary described in Section 3.01 above, a bonus in any amount determined by the Corporation in its sole discretion. The bonus, if any, less payroll deductions for income taxes, FICA, withholding and any other deductions authorized by the Employee, shall be paid by the Corporation to the Employee at such time or times as the Corporation in its sole discretion determines. All bonuses included in compensation, if applicable, will be paid less applicable payroll deductions in July of each year.

     3.04 VACATION. During the term of this Agreement, the Employee shall be entitled to a vacation pursuant to the Employee Manual, but not less than four weeks per year during which time Employee's Salary shall be paid in full. Employee will be granted an accrual for three (3) weeks of vacation upon commencement of employment and will be eligible to take any accrued vacation upon commencement of employment.

     3.05 BENEFITS. During the term of this Agreement, the Employee shall be entitled to receive insurance and other benefits generally available to all employees of the Corporation.

     3.06 RELOCATION. The Corporation and Employee agree that for the Employee to perform the services required by the Corporation, Employee shall initially have two offices (Palatine, IL and Las Vegas, NV). Corporation shall pay $1,500 per month expense allowance for the Illinois office, including equipment and support expenses which Employee shall provide (amount to be reviewed periodically). In the event, the Board of Directors subsequently determine that a relocation to Las Vegas is needed to perform the duties, Employee shall elect to relocate or implement an efficient, timely transition. The Corporation will reimburse the Employee for the reasonable and necessary expenses of such relocation. Such expenses will include moving of the Employee's household goods, brokers and other fees for the sale of the Employee's current residence, and expenses for travel, lodging, meals, etc. for up to two house hunting trips to Las Vegas and the actual relocation.

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

     During the dual office time period of employment, Corporation shall provide an apartment or other accommodations in Las Vegas, to be mutually determined by Employee and Corporation.

     3.07 INDEMNIFICATION. The Corporation agrees to indemnify the Employee to the full extent allowed by the Corporation's Articles of Incorporation and Nevada law with respect to any claim, investigation, proceeding, or action against or involving the Employee relating to this employment by the Corporation. Such indemnification shall include advancement of attorney fees during any such event and shall cover any adverse economic consequences to Employee including judgments, settlements, and attorney fees. This Section 3.07 will survive termination of this Agreement irrespective of the reason for termination.


ARTICLE 4.00 - SPECIFIC OBLIGATIONS OF THE PARTIES

     4.01 CORPORATION'S OBLIGATIONS. The Corporation shall provide the employee with and pay Employee's expenses for the following:

     A) Such equipment, materials and supplies as the Employee requires for the performance of his services.
     B) Costs, including tuition, meals, lodging, and transportation incurred by the Employee to fulfill his duties and responsibilities to the Corporation, including professional dues, publications, and continuing professional education.

     4.02 EMPLOYEE'S OBLIGATIONS. The Employee agrees that during the term of this Agreement, he shall:

     A) Faithfully and to the best of his ability and skill serve the Corporation and perform his duties pursuant to this Agreement;
     B)   Maintain records in the manner established by the Corporation; and
     C) Keep current all records, reports, insurance records and clerical work required by Corporation.


ARTICLE 5.00 - COVENANTS

     5.01 COVENANT NOT TO COMPETE. The Corporation and Employee acknowledge and confirm that Employee shall not compete with the Corporation while employed or for a five year period after employment ceases.

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

     5.02 COVENANT FOR PROTECTION OF PROPRIETARY INFORMATION. The parties hereto recognize that the Corporation and its affiliated corporations and Employee are desirous of exchanging information during the term of this Agreement and during the period of the time Employee is affiliated with the Corporation and its affiliated corporations relating to the research, development, and marketing of seed, seed products, seed related products and technology for application in the general field of farming and ranching and that during the above periods of time, the Corporation and its affiliated corporations may disclose to the Employee certain information pursuant to this Agreement which the Corporation and its affiliated corporations deems proprietary (hereinafter referred to as "Information").

     In order to protect the Information, the parties hereto agree that during the period of Employee's affiliation with the Corporation and its affiliated corporations, and for as long a period as the information does not fall within A-F below, Employee shall not (i) disclose Information it receives or has received from Corporation or its affiliated corporations that is proprietary in nature, including, but not by way of limitation, Information marked PROPRIETARY or CONFIDENTIAL or STRICTLY PRIVATE or INTERNAL DATA, to any other person, firm or corporation, or (ii) use it for any purposes except as provided herein, and
(iii) shall use no less stringent degree of care to avoid disclosure or use of such Information than Employee employs with respect to his own proprietary information which it does not wish to be disseminated, published or disclosed.

     The parties hereto agree that Information shall not be deemed proprietary and Employee shall have no obligation with respect to any such Information which:

     A)   Is already known to Employee through lawful channels of communication;
     B)   Is or becomes publicly known through no wrongful act of Employee;
     C) Is rightfully received from a third party without similar restriction and without breach of this Agreement;
     D)   Is  independently   developed  by  Employee  without  breach  of  this
          Agreement;
     E) Is furnished to a third party by Corporation and its affiliated corporations without a similar restriction on the third party's rights; or
     F) Is approved for release by written authorization of Corporation or its affiliated corporations. Either party may, without breach of this Agreement, disclose Information to the government by reason of a governmental requirement or to a court by reason of operation of law.

     Employee shall not be liable for (1) inadvertent disclosure or use of Information provided that (a) it used not less than the same degree of care in safeguarding such Information as it used for its own Information of like importance, and (b) upon discovery of such inadvertent disclosure or use of such Information, it shall endeavor to prevent any further inadvertent disclosure or use, or (2) unauthorized disclosure or use of Information by persons who are or who have been in its employ, unless it fails to safeguard such Information with not less than the same degree of care as it uses for its own proprietary Information of like importance.

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

     In the event Information should be lost, stolen or otherwise compromised, the party formerly in possession of that Information shall promptly notify the Corporation by phone, and follow up with a detailed report in writing within ten
(10) days. A coordinated effort shall then be made to recover such Information.

     All copies of written data delivered by one party hereto to the other party pursuant to this Section shall be and remain the property of such one party, and all such written data, and any copies thereof, shall be promptly returned to such one party upon written request, or destroyed at such one party's option.

     Employee and Corporation agree that the period set forth herein is reasonable and further that the period set forth herein does not terminate at the termination of this Agreement, but shall continue throughout any period of affiliation, and for a two (2) year period thereafter. This covenant may be enforced by specific performance or any available legal or equitable remedy, including, but not by way of limitation, temporary restraining orders or preliminary and permanent injunctions, and the Corporation and its affiliated corporations shall be entitled to recover from Employee all court costs and reasonable attorney's fees incurred in enforcing this covenant. The remedies hereunder shall not be exclusive of each other, but shall be cumulative.

     5.04 DEFINITION OF AFFILIATION. Affiliation, as used in this Article, shall mean any proprietary, employment or fiduciary relationship of the Employee with the Corporation and its affiliated corporations, including, but not limited to, the position of Employee as director, officer, employee or consultant of the Corporation or its affiliated corporations.

     5.05 ASSIGNMENT. Employee will promptly notify and discuss and hereby assigns to ABT the entire rights in all designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works relating to his employment at ABT (whether or not made during normal working hours) or that which is aided by the use of ABT equipment, supplies, facilities or trade secret information. Employee is not required to assign any invention where no ABT equipment, supplies, facilities, or trade secret information was used and which was developed entirely on his own time and (a) which does not relate (1) to ABT's business or (2) to ABT's actual or demonstrably anticipated research or development, or (b) which does not result from his ABT work.

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

     Nothing contained in this Section shall be construed as granting or conferring any rights by license or otherwise, expressly, implied, or otherwise for any invention, discovery or improvement made, conceived, or acquired prior to or after the term of this Agreement.


ARTICLE 6.00 - GENERAL MATTER.

     6.01 NEVADA LAW. This Agreement shall be governed by the laws of the State of Nevada and shall be construed in accordance therewith.

     6.02 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as waiver of any other term or provision.

     6.03 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, administrators, successors or assignees. The parties agree to do any and all things necessary to effectuate the purpose of this Agreement.

     6.04 CONSTRUCTION. Throughout this Agreement, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     6.05 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     6.06 SEVERABILITY. If any provision of this Agreement is declared by an court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     6.07 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such charges, signed by the Corporation and the Employee.

     6.08 NOTICES. All notices required to be given by this Agreement shall be made in writing either by:

     A) Personal delivery to the party requiring notice and securing a written receipt,
     or
     B) Mailing notice in the U.S. mails to the last known address of the party requiring notice, which shall be the address shown on the records of the Corporation for the Employee, by certified mail, return receipt requested.

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

     The effective date of the notice shall be the date of the written receipt received upon delivery in Paragraph A above or four (4) days after the date the notice was delivered to the U.S. mail as posted on the receipt in Paragraph B above.

     The parties hereby execute this Employment Agreement on the day and year first written above.

                                                 AGRIBIOTECH, INC.
                                                 /s/ Johnny R. Thomas
                                                 -------------------------------
                                                 Johnny R. Thomas, President/CEO

EMPLOYEE:
/s/ Douglas A. Fisher
---------------------
Douglas A. Fisher





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